EXHIBIT 10.8
Execution Version
AMENDMENT NUMBER FIVE
to the
MASTER REPURCHASE AGREEMENT
dated as of September 4, 2019,
between
ROCKET MORTGAGE, LLC, as Seller
and
CITIBANK, N.A., as Buyer

This AMENDMENT NUMBER FIVE (this “Amendment Number Five”) is made this 7th day of November, 2023, between ROCKET MORTGAGE, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of September 4, 2019, between Seller and Buyer, as such agreement may be further amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
RECITALS
WHEREAS, Buyer and Seller agree to amend the Agreement as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:
(a)Section 2 of the Agreement is hereby amended by deleting the definitions of “Loan” and “Mortgage” in their entirety and replacing them with the following, respectively:
“Loan” shall mean a First Lien mortgage loan, or, solely with respect to a Second Lien Loan, a Second Lien mortgage loan, together with the Servicing Rights thereon, which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Loan includes, without limitation, (i) a Note (including, with respect to any eMortgage Loan, the related eNote), the related Mortgage and all other Loan Documents and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.
“Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a First Lien, or solely with respect to a Second Lien Loan, a Second Lien, in each case, on the fee simple or leasehold estate in such real property, which secures the Note.
(b)Section 2 of the Agreement is hereby amended by adding the following definitions of “Second Lien”, “Second Lien Loan”, and “Seller’s Knowledge” in the appropriate alphabetical order:
“Second Lien” shall mean with respect to each Mortgaged Property subject to a Second Lien Loan, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property, subject only to the related first lien on the Mortgaged Property.
“Second Lien Loan” means any closed end Loan secured by a Second Lien on the Mortgaged Property, subject only to one prior senior Lien on such Mortgaged Property securing financing obtained by the related Mortgagor, which was underwritten in accordance with the applicable Underwriting Guidelines.
“Seller’s Knowledge” means that, in the ordinary course of the Seller’s customary business practices, and without requiring any independent duty of diligence or the implementation of additional processes and procedures on the Seller, the Seller has not obtained actual knowledge that the applicable statement or condition being referenced is materially false or incorrect.
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(c)Schedule 1 of the Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following:
(c)    No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and, other than with respect to Second Lien Loans, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, condominium charges, homeowners and condominium owners association fees, leasehold payments or ground rents which previously became due and owing have been paid or are not delinquent, or an escrow of funds (for Loans other than Cooperative Loans) has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable and delinquent. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.
With respect to any Second Lien Loans, as of the origination date of the related Second Lien Loan, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, condominium charges, homeowners and condominium owners association fees, leasehold payments or ground rents which previously became due and owing were paid or were not delinquent, or an escrow of funds (for Loans other than Cooperative Loans) had been established in an amount sufficient to pay for every such item which remained unpaid and which had been assessed but was not yet due and payable and delinquent. With respect to any Second Lien Loans, and to Seller’s Knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, condominium charges, homeowners and condominium owners association fees, leasehold payments or ground rents which previously became due and owing have been paid or are not delinquent, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable and delinquent.
(d)Schedule 1 of the Agreement is hereby amended by deleting subsection (f) in its entirety and replacing it with the following:
(vv)    Hazard Insurance. Pursuant to the terms of the Mortgage (or, in the case of a Second Lien Loan, to Seller’s Knowledge), all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards covered by extended coverage insurance and such other hazards as are provided for in the applicable Agency, FHA, VA, RHS or HUD guidelines, as well as all additional requirements set forth in the Agency Guidelines or the Seller’s Underwriting Guidelines. With respect to Mortgage Property subject to a Second Lien Loan, on the origination date, such Mortgage Property was insured by a generally acceptable insurer against loss by fire, hazards covered by extended coverage insurance and such other hazards as are provided for in the applicable Agency, FHA, VA, RHS or HUD guidelines, as well as all additional requirements set forth in the Seller’s Underwriting Guidelines. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgaged Property is covered by a flood insurance policy meeting the applicable requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to the applicable Agency, FHA, VA, RHS or HUD guidelines or Seller’s Underwriting Guidelines. All such individual insurance policies (other than insurance policies relating to Mortgage Property subject to a Second Lien Loan with respect to which the Seller does not hold the related First Lien loan) contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and, with respect to First Lien Loans, all premiums due and owing thereon have been paid, and to the Seller’s Knowledge all premiums due and owing on Second Lien Loans have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor’s cost and expense and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, to Seller’s knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller, in any case, to the extent it would impair coverage under any such policy.
(e)Schedule 1 of the Agreement is hereby amended by deleting subsection (i) in its entirety and replacing it with the following:
(i)    Valid Lien.
(A)    Valid First Lien. With respect to each Purchased Loan, other than a Second Lien Loan, the related Mortgage is a valid and subsisting First Lien on a single parcel or multiple contiguous parcels of real estate included in the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject to:
(i)    the lien of current real property taxes and assessments not yet delinquent.
(ii)    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and
(iii)    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property, and which will not prevent realization of the full benefits of any Rural Housing Service Guaranty.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting, enforceable and first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer.
(B)    Valid Second Lien. With respect to each Second Lien Loan, the related Mortgage is a valid and subsisting Second Lien on a single parcel or multiple contiguous parcels of real estate included in the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject to:
(i) the lien of the current real property taxes and assessments not yet due and payable;
(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions in the area where the Mortgaged Property is located generally and specifically referred to in the lender’s title insurance policy or attorney’s title opinion delivered to the originator of the Purchased Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Purchased Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;
(iii) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and
(iv) the related First Lien Mortgage.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Purchased Loan establishes and creates in the Seller a valid, subsisting, enforceable and perfected Second Lien and second priority security interest with respect to each Purchased Loan on the property described therein and the Seller has full right to sell and assign the same to the Buyer. The Mortgaged Property was not, as of the date of origination of the Purchased Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Second Lien Mortgage.
(f)Schedule 1 of the Agreement is hereby amended by deleting subsection (n) in its entirety and replacing it with the following:
(n)    Title Insurance. Other than with respect to a Cooperative Loan, the Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy, or with respect to any Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to the applicable Agency, FHA, VA, RHS or HUD or (iii) with respect to Second Lien Loans, a property report that includes a title insurance wrapper, and each such title insurance policy or title insurance wrapper is issued by a title insurer acceptable to the applicable Agency, FHA, VA, RHS or HUD and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien or the second priority lien, as applicable, of the Mortgage in the original principal amount of the Loan, subject only to the exceptions contained in (i) with respect to Purchased Loans other than Second Lien Loans, clauses (i), (ii) and (iii) of paragraph (i)(A) of this Schedule 1 and (ii) with respect to Second Lien Loans, clauses (i), (ii), (iii) and (iv) of paragraph (i)(B) of this Schedule 1, and in the case of adjustable rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(g)Schedule 1 of the Agreement is hereby amended by deleting subsection (t) in its entirety and replacing it with the following:
(t)    Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title (subject to, in the case of a Second Lien Loan, the related First Lien Mortgage) to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose on the related Mortgage, subject in each case to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.
(h)Schedule 1 of the Agreement is hereby amended by deleting subsection (v) in its entirety and replacing it with the following:
(v)    Conformance with Underwriting Guidelines and Agency Guidelines. The Loan was underwritten in accordance with the applicable Agency Guidelines or Underwriting Guidelines. The Note and Mortgage (exclusive of any riders) are on forms similar to those used by or acceptable to the applicable Agency, FHA, VA or HUD, as applicable, and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.
(i)Schedule 1 of the Agreement is hereby amended by deletion subsection (gg) in its entirety and replacing it with the following:
(gg)    No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor; and Seller does not own, directly or indirectly, any equity or convertible equity of any form in the Mortgaged Property or the Mortgagor.

(j)Schedule 1 of the Agreement is hereby amended by deleting subsection (mm) in its entirety and replacing it with the following:
(mm)    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. With respect to each Loan other than a Cooperative Loan or a Second Lien Loan, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the applicable Agency, FHA, VA, RHS or HUD, as applicable. The consolidated principal amount does not exceed the original principal amount of the Loan.
(k)Schedule 1 of the Agreement is hereby amended by deleting subsection (vv) in its entirety and replacing it with the following:
(vv)    No Denial of Insurance. No action, inaction, or event has occurred and, to the extent required to be maintained under the applicable Loan, no state of fact exists or has existed with respect to any First Lien Loan (or to the Seller’s Knowledge, with respect to any Second Lien Loan), that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, primary mortgage guaranty insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.
(l)Schedule 1 of the Agreement is hereby amended by deleting subsection (aaa) in its entirety and replacing it with the following:
(aaa) Tax Service Contract. Except with respect to any Second Lien Loan, Seller has obtained a life of loan, transferable real estate tax service contract with an approved tax service contract provider on each Loan and such contract is assignable without penalty, premium or cost to Buyer.
SECTION 2.Conditions Precedent; Effectiveness. This Amendment Number Five shall become effective on the date on which Buyer shall have received and Seller shall have completed, or shall have caused to be completed the following conditions (such date, the “Amendment Effective Date”):
(a)counterparts hereof duly executed by each of the parties hereto; and
(b)counterparts of that certain Amendment Number Nine to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.
SECTION 3.Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Five (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4.Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
SECTION 5.Binding Effect; Governing Law. This Amendment Number Five shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER FIVE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
SECTION 6.Counterparts. This Amendment Number Five may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment Number Five by signing any such counterpart. Each counterpart shall be deemed to be an original, and all counterparts shall constitute one and the same instrument. The parties agree this Amendment Number Five, any documents to be delivered pursuant to this Amendment Number Five and any notices hereunder may be transmitted between them by e-mail. The parties intend that electronically imaged signatures such as .pdf files and signatures executed using third party electronic signature capture service providers, which comply with the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state law based on the Uniform Electronic Transactions Act, shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
SECTION 7.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Five need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

ROCKET MORTGAGE, LLC,
(Seller)

By: /s/ Brian Brown
Name: Brian Brown
Title: Treasurer

CITIBANK, N.A.
(Buyer)

By: /s/ Arunthathi Theivakumaran
Name: Arunthathi Theivakumaran
Title: Vice President

[Amendment Number Five to Master Repurchase Agreement (Citi-Rocket) (2023)]